Exhibit 99.1

Xplore Technologies Announces CEO transition
Mark Holleran steps down; Tom Wilkinson to serve as Acting CEO
Austin, Nov. 6, 2017 – Xplore Technologies today announced the resignation of Mark Holleran as President and Chief Executive Officer, effective October 31, 2017. The company also announced that Tom Wilkinson, CFO, has been appointed acting Chief Executive Officer, effective immediately.
"Xplore wishes to thank Mark for his many years of dedicated service," said Tom Pickens, Lead Independent Director at Xplore Technologies.
“The Board is very excited about the future growth prospects for Xplore and the company’s ability to solve more of our customer’s rugged mobility needs,” continued Pickens. “The board will look to Tom and the management team to continue the momentum we've established this fiscal year. Tom is a proven executive with deep experience delivering strong financial results in a highly competitive and complex industry. He has been instrumental to Xplore’s transformation into a profitable company, and in positioning the company for future growth. His understanding of the business, commitment to customer success, and demonstrated expertise delivering operational success makes him well suited to lead Xplore through the opportunities ahead."
A highly respected executive, Wilkinson brings 25 years of experience to the company. Prior to joining Xplore in 2015, he served as Chief Financial Officer for Amherst Holdings and as Managing Partner of a regional public accounting and marketing firm. His prior experience also includes business development for a subsidiary of Credit Suisse First Boston, and work at both Dell and KPMG. Mr. Wilkinson has been working with Xplore for over ten years, first as an auditor and business advisor, and most recently as CFO.
“We have an incredibly engaged and competent management team that is ready to take the company forward,” said Tom Wilkinson, ”Our financial condition is solid and we have no plans to change our projections for the current fiscal year.”
The company will host a conference call and webcast on Wednesday, November 8, 2017 at 4:30 p.m. ET to discuss its fiscal 2018 second quarter and the CEO transition. More information on the call and webcast is available in the investor relations section of Xplore’s website at www.xploretech.com.
About Xplore Technologies
Xplore is The Rugged Tablet Authority™, exclusively manufacturing powerful, long-lasting, and customer-defined rugged tablet PCs since 1996. Today, Xplore offers the broadest portfolio of genuinely rugged tablets – and the most complete lineup of rugged tablet accessories – on Earth. Its mobility solutions are purpose-built for the energy, utilities, telecommunications, military and defense, manufacturing, distribution, public safety, healthcare, government, and field service sectors. The company’s award-winning military-grade computers are also among the most powerful and longest lasting in their class, built to withstand nearly any hazardous condition or environmental extreme for years without fail. Visit www.xploretech.com for more information on how Xplore and its global channel partners engineer complete mobility solutions to meet specialized workflow demands. Follow us on Twitter, Facebook, LinkedIn, and YouTube.

Forward Looking Statements
This news release contains forward-looking statements that involve risks and uncertainties, which may cause actual results to differ materially from the statements made. When used in this document, the words “may”, “would”, “could”, “will”, “intend”, “plan”, “anticipate”, “believe”, “estimate”, “expect” and similar expressions are intended to identify forward-looking statements. Such statements reflect Xplore’s current views with respect to future events and are subject to such risks and uncertainties. Many factors could cause actual results to differ materially from the statements made including those factors detailed from time to time in filings made by Xplore with securities regulatory authorities. Should one or more of these risks or uncertainties materialize, or should assumptions underlying the forward looking statements prove incorrect, actual results may vary materially from those described herein as intended, planned, anticipated or expected. Xplore does not intend and does not assume any obligation to update these forward-looking statements.

Contact Information:
Tom Wilkinson
Chief Financial Officer
(512) 637-1162

Matt Kreps, Darrow Associates Investor Relations
(214) 597-8200
mkreps@darrowir.com